                                                                    EXHIBIT 99.1

                                                For further information contact:
                                                             Investor Relations:
                                                                   Brian Bourque
                                                                  (713) 475-7415

FOR IMMEDIATE RELEASE: April 29, 2003

         Houston, Texas - Texas Petrochemicals LP (TPC) today announced a net loss of $4.9 million on $197.8 million in sales revenue in the company's Fiscal Year 2003 third quarter ending March 31, 2003, compared to net income of $3.5 million on $136.6 million in sales revenue for the corresponding quarter in the prior year. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter were $6.5 million compared to $17.3 million for the corresponding quarter in the prior year.

         The current quarter EBITDA performance represented a 62 percent decrease from the prior year. A significant decline in demand for MTBE, in addition to increases in raw material and energy costs during the current quarter negatively impacted results. Higher sales volumes and product sales prices from butadiene and specialty isobutylenes partially offset the impact of the higher costs during the current quarter.

         MTBE variable margin contribution in the current quarter decreased 94 percent from the corresponding prior year quarter. MTBE consumption in California has fallen significantly as some refiners have switched to ethanol. This decreased demand has placed pressure on MTBE sales prices during the current quarter. Sales volume of MTBE produced during the current quarter was 23 percent lower than the prior year quarter. Higher raw material and energy costs negatively impacted unit margins during the current quarter. As a result, MTBE represented 3 percent of TPC's total variable margin in the current quarter versus 35 percent in the corresponding prior year quarter. Unfavorable unit margins for MTBE production resulted in the shutdown of a portion of TPC's on-purpose MTBE production during the current quarter. One dehydro unit was down for the months of January and February due to increases in raw material and energy costs in addition to lower MTBE demand. The corresponding quarter in the prior year included a one-month outage of one dehydro unit for a planned maintenance turnaround. The variable margin contribution from MTBE during the current quarter also reflects a $1.1 million charge for the write-down of inventory under the lower of cost or market requirements under generally accepted accounting principles (GAAP). The write-down was due to the decline in the future net realizable sales value of MTBE inventory as compared to the weighted average cost of MTBE inventory at the end of the current quarter.
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         Butadiene variable margin contribution increased 25 percent in the current quarter compared to the corresponding prior year quarter due to higher sales volumes and increasing sales prices. Sales volumes increased as a result of new contract supplies of crude butadiene becoming available during the quarter. The contract price for butadiene increased three cents per pound during the period due to limited availability of product supply. Butadiene sales volumes remained feedstock limited due to the global shortage of available crude butadiene. Crude butadiene is produced as a by-product to the ethylene manufacturing process. Ethylene plants have been operating at rates lower than historical levels and many have taken planned maintenance turnarounds in recent months.

         Specialty products variable margin contribution decreased 14 percent in the current quarter compared to the corresponding prior year quarter. Higher raw material and energy costs negatively impacted unit margins during the current quarter. The increase in costs was partially offset by higher sales volumes during the current quarter.

         Non-variable costs increased 12 percent during the current quarter due to higher plant maintenance costs, insurance premiums and the reclassification of certain logistics costs from variable costs to non-variable costs as compared to the corresponding prior year quarter. The reclassification of logistics costs increased non-variable costs by $1.2 million or 7% during the current quarter and lowered the variable costs in the butadiene and MTBE businesses. The increase in non-variable costs was partially offset by a $0.6 million refund from the settlement of a sales and use tax claim during the current quarter.

         TPC has availability of up to $60 million from its revolving credit facility based on eligible accounts receivable and inventory. As of March 31, 2003 TPC had full availability of the line with a $41.6 million balance outstanding. The revolving credit facility is used to provide funds for ongoing operations, debt service, working capital changes and planned capital expenditures.

         In a press release dated April 17, 2003, TPC announced changes in its executive management team and board of directors. Bill W. Waycaster, TPC's president and CEO, announced his retirement and was succeeded by Carl S. Stutts, TPC's former executive vice president and CFO. Arthur W. Peabody, Jr., retired former executive of Union Texas Petroleum, was elected chairman of the board. Mr. Peabody succeeds William A. McMinn, who will remain a member of the board. Additionally, effective April 28, 2003 the Company announces the hiring of E. Joseph Grady as TPC's senior vice president and he will become CFO on May 16, 2003. Mr. Grady was previously Vice President and CFO of Forcenergy Inc., which merged with Forest Oil Corp.
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         TPC is a producer of quality C4 chemical products widely used as chemical building blocks for synthetic rubber, nylon carpets, adhesives, catalysts and additives used in high-performance polymers. TPC also manufactures fuel products used in the formulation of cleaner burning gasoline. The company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel and operates product terminals in Baytown, Texas and Lake Charles, Louisiana. TPC is a Responsible Care(R) company dedicated to supporting the continuing effort to improve the industry's responsible management of chemicals. For more information about TPC products and services visit the company online at www.txpetrochem.com.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

         This news release includes forward-looking statements. Although TPC believes that its expectations are based upon reasonable assumptions, it can give no assurance that its expectations will materialize. Important factors that could cause actual results to differ materially from those in the forward looking statements included herein are enumerated in TPC's Forms 10-K and 10-Q filed with the Securities and Exchange Commission. TPC disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
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                             TEXAS PETROCHEMICALS LP
                          CONSOLIDATED INCOME STATEMENT
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED                NINE MONTHS ENDED
                                                         MARCH 31,                         MARCH 31,
                                                -------------------------          -------------------------
                                                  2003              2002             2003              2002
                                                -------           -------          -------           -------
Revenues                                        $ 197.8           $ 136.6          $ 531.3           $ 430.8
Cost of goods sold                                189.1             117.1            500.9             396.5
Non-cash ESOP compensation                          0.0               0.1              0.1               0.2
Depreciation and amortization                       5.6               5.1             16.6              15.3
                                                -------           -------          -------           -------
      Gross Profit                                  3.1              14.3             13.7              18.8

SG&A expense                                        2.9               2.3              7.8               7.6
                                                -------           -------          -------           -------
      Income from operations                        0.2              12.0              5.9              11.2

Interest expense                                    8.6               7.6             23.8              22.6

Other income (expenses)
      Non-cash change in FMV of derivatives          --               1.0              0.1               0.9
      Gain on early extinguishment of debt           --                --              3.5                --
      Other, net                                    0.7               0.1              1.0               0.3
                                                -------           -------          -------           -------
                                                    0.7               1.1              4.6               1.2

      Income (loss) before income taxes            (7.7)              5.5            (13.3)            (10.2)

Provision (benefit) for income taxes               (2.8)              2.0             (4.9)             (3.5)
                                                -------           -------          -------           -------
      Net income (loss)                         $  (4.9)          $   3.5          $  (8.4)          $  (6.7)
                                                =======           =======          =======           =======
EBITDA                                          $   6.5           $  17.3          $  23.6           $  27.0
                                                =======           =======          =======           =======

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                 RECONCILIATTION OF NON-GAAP FINANCIAL MEASURES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, TPC has provided a reconciliation of the non-GAAP financial measure (EBITDA) to the most directly comparable GAAP financial measure (net income/loss).

                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                           MARCH 31,                         MARCH 31,
                                                  -------------------------          -------------------------
                                                    2003              2002             2003              2002
                                                  -------           -------          -------           -------
Net income (loss)                                 $  (4.9)          $   3.5          $  (8.4)          $  (6.7)

Plus:
      Provisions (benefit) for income taxes          (2.8)              2.0             (4.9)             (3.5)
      Interest expense                                8.6               7.6             23.8              22.6
      Depreciation and amortization                   5.6               5.1             16.6              15.3
      Non-cash ESOP compensation                       --               0.1              0.1               0.2

Minus:
      Non-cash change in FMV of derivatives            --               1.0              0.1               0.9
      Gain on early extinguishment of debt             --                --              3.5                --
                                                  -------           -------          -------           -------
EBITDA                                            $   6.5           $  17.3          $  23.6           $  27.0
                                                  =======           =======          =======           =======


EBITDA is presented in the earnings release because it has particular importance in certain of TPC's debt covenants and related compliance ratios and because management believes it is of interest to its investors and lenders.
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                             TEXAS PETROCHEMICALS LP
                                  SELECTED DATA
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

REVENUES

                               THREE MONTHS ENDED                            NINE MONTHS ENDED
                                     MARCH 31,                                    MARCH 31,
                       ---------------------------------------       ---------------------------------------
                              2003                   2002                   2003                   2002
                       ----------------       ----------------       ----------------       ----------------
Butadiene              $  55.1       28%      $  26.9       20%      $ 139.2       26%      $  82.7       19%
Fuel Products(1)          87.9       44          73.4       53         250.9       47         240.2       56
Specialty Products(2)     48.9       25          34.1       25         127.0       24         101.1       23
Other(3)                   5.9        3           2.2        2          14.2        3           6.8        2
                       -------      ---       -------      ---       -------      ---       -------      ---
Total                  $ 197.8      100%      $ 136.6      100%      $ 531.3      100%      $ 430.8      100%
                       =======      ===       =======      ===       =======      ===       =======      ===

----------
(1) Includes revenues from sales of MTBE, butene-2 and alkylate.

(2) Includes revenues from sales of butene-1, isobutylene concentrate, high-purity isobutylene, diisobutylene and polyisobutylene.

(3) Includes utility revenues and revenues realized from the Company's terminalling facilities.

SALES VOLUMES

                                          THREE MONTHS ENDED                         NINE MONTHS ENDED
                                               MARCH 31,                                 MARCH 31,
                                      ---------------------------               ---------------------------
                                       2003                 2002                 2003                 2002
                                      ------               ------               ------               ------
                                                   (IN MILLIONS OF POUNDS, EXCEPT WHERE NOTED)
Butadiene                              226.0                213.0                649.9                610.1
Fuel Products(1)                        81.9                 90.4                254.4                315.1
Specialty Products                     170.9                163.0                484.1                461.8

------------
(1) Volumes in million of gallons. Includes 53.3 million, 67.8 million, 185.8 million and 241.1 million gallon of MTBE sales, of which 7.5 million, 8.5 million, 27.7 million and 43.0 million gallons were MTBE purchased for resale for the three months ended March 31, 2003 and 2002, and the nine months ended March 31, 2003 and 2002, respectively.


BALANCE SHEET DATA

                                          THREE MONTHS ENDED                         NINE MONTHS ENDED
                                               MARCH 31,                                 MARCH 31,
                                      ---------------------------               ---------------------------
                                       2003                 2002                 2003                 2002
                                      ------               ------               ------               ------
Capital Expenditures                   $2.5                 $2.7                 $7.4                 $7.1


Balance at:                                 December 31, 2002                          March 31, 2003
-----------                                 -----------------                          --------------
Cash and cash equivalents                       $  0.9                                      $  0.4

Accounts Receivable                               71.6                                        86.2
Inventory                                         25.8                                        34.4
Accounts Payable & Bank Overdraft                 59.3                                        76.9

Revolving Credit Loan                             19.4                                        41.6

Long Term Debt:
    Term Loan                                     55.0                                        55.5
    Subordinated Notes                           209.6                                       209.6